Exhibit 99.1

OptimizeRx to Present at the 31st Annual ROTH Conference on March 17-19, 2019; Pre-Conference Webcast Available March 11

ROCHESTER, Mich., (March 4, 2019) — OptimizeRx Corp. (NASDAQ: OPRX), a leading digital health messaging platform for the pharmaceutical industry, has been invited to present at the 31st Annual ROTH Conference being held at The Ritz Carlton, Laguna Niguel in Orange County, California, on March 17-19, 2019.

The conference will feature presentations from public and private companies across a variety of industry sectors. Last year, the ROTH Conference hosted close to 550 participating companies and more than 4,700 attendees, including institutional investors, analysts, family offices and high net worth investors.

OptimizeRx CEO, Will Febbo, is scheduled to present in one-on-one meetings with institutional analysts and investors held throughout the day on March 18-19. He will discuss a number of topics, including the company’s record results for the fourth quarter of 2018, the acquisition of CareSpeak Communications, and growth of the company’s digital health platform. The network has become the largest of its kind, now reaching more than half of the ambulatory patient market in the U.S.

The company recently reported its seventh sequential quarter of revenue growth, driving 2018 revenue up 75% to a record $21.2 million and the company’s first year of profitability. The company plans to maintain a gross margin target of at least 55% in 2019, as new digital health messaging pharma clients and programs ramp up.

ROTH will host a pre-recorded webcast of the company’s presentation, which will be available on the conference website here and in the investor section of the company’s website under “Event Calendar,” beginning on March 11.

OptimizeRx management is scheduled to participate in a panel, “Enterprise Messaging Trends & Strategies” at 11:00 a.m. Pacific time on Tuesday, March 19. The company will co-host the panel with LivePerson, a leading provider of conversational commerce solutions.

To schedule a one-on-one meeting with OptimizeRx, please contact your ROTH representative. For any questions about the company, contact Ron Both of CMA at (949) 432-7557 or submit your request here.

About Roth Capital Partners

ROTH Capital Partners, LLC (ROTH), is a relationship-driven investment bank focused on serving emerging growth companies and their investors. As a full-service investment bank, ROTH provides capital raising, M&A advisory, analytical research, trading, market-making services and corporate access. Headquartered in Newport Beach, CA, ROTH is privately-held and employee owned, and maintains offices throughout the U.S. For more information on ROTH, please visit www.roth.com.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest point-of-prescribe promotional platform for the pharmaceutical industry, OptimizeRx provides a direct channel for pharma companies to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

Tel (860) 800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team